Exhibit 99.1
RED ROBIN GOURMET BURGERS, INC. REPORTS SECOND QUARTER OF FISCAL 2026 RESULTS
Englewood, CO – August 12, 2026 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a casual dining restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal second quarter ended July 12, 2026.
Chief Executive Officer Comments
“Our second quarter delivered meaningful operating and financial improvement as we continue our disciplined execution of our First Choice plan,” said Dave Pace, Red Robin's President and Chief Executive Officer. “Our restaurant teams remained focused on delivering exceptional hospitality and operational excellence, resulting in the strongest second quarter traffic and restaurant-level operating profit margins in three years.”
Mr. Pace continued, “During the quarter, we announced three refranchising agreements, representing a significant capital infusion of $96 million in gross proceeds, which provides us financial flexibility to refinance our debt and support our long-term strategic priorities.”
Second Quarter 2026 Financial Summary:
The following table presents financial results for the fiscal second quarter 2026, compared to results from the same period in 2025 ($ in millions except per share data):

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 12, 2026	July 13, 2025	July 12, 2026	July 13, 2025
Total revenues	$277.6	$283.7	$655.9	$676.1
Restaurant revenues	$272.6	$279.3	$643.7	$665.1
Comparable restaurant revenue(1)	1.3%	(1.3)%	0.2%	1.3%

Income (loss) from operations	$6.2	$9.8	$11.7	$18.9
Income (loss) from operations as a percent of total revenues	2.2%	3.5%	1.8%	2.8%

Restaurant Level Operating Profit(2)	$40.1	$40.5	$94.8	$95.5
Restaurant Level Operating Profit Margin(2)	14.7%	14.5%	14.7%	14.4%

Net income (loss)	$0.4	$4.0	$(1.8)	$5.2
Adjusted EBITDA(2)	$18.9	$22.4	$46.2	$50.3

Net income (loss) per share - diluted	$0.02	$0.21	$(0.10)	$0.28
Adjusted net income (loss) per share - diluted(2)	$0.12	$0.26	$0.25	$0.46
(1)    Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated for at least 18 months as of the beginning of the period presented, excluding the impact of deferred loyalty revenue.
(2)    See "Reconciliation of Non-GAAP Results to GAAP Results" for more details.

Second Quarter 2026 Commentary
•Comparable restaurant revenue increased 1.3%. This included a 0.2% decrease in guest traffic, and a 1.5% increase in average guest check, representing our best quarterly traffic results since the first quarter of 2023.
•Restaurant level operating profit margin of 14.7%, a 20 basis point improvement from the second quarter of 2025 and the highest second quarter margin since 2022. This improvement was primarily driven by higher average guest check and the benefits of efficiency initiatives offsetting the impact of inflation.
•Adjusted EBITDA of $18.9 million for the second quarter of 2026, driven by increased selling expenses supporting our Big Yummm value platform through our First Choice marketing strategy.
Balance Sheet and Liquidity
As of July 12, 2026, the Company had outstanding borrowings under its credit facility of $167.2 million and liquidity of approximately $47.8 million, including cash and cash equivalents and available borrowing capacity under its credit facility.
Refranchising Update
During the second quarter, the Company announced three separate refranchising agreements with experienced franchise operators for the sale of 116 company-owned restaurants, expected to generate $96.0 million of gross proceeds. The transactions are expected to close during the third quarter, subject to customary closing conditions, and represent continued execution of the Company's First Choice plan, strengthening the balance sheet, reducing debt, and supporting critical investments.
Outlook for Fiscal 2026 and Guidance Policy
The Company is reaffirming its previously issued fiscal 2026 guidance, presented below. This guidance does not contemplate any impacts from the announced refranchising transactions due to uncertainty with the timing of the completion of the transactions. The Company expects to update guidance upon completion of these transactions.
The projections are as of this date and the Company assumes no obligation to update or supplement this information.
•Comparable Restaurant Revenue growth, excluding deferred loyalty revenue, of 0.5% to 1.5%;
•Restaurant level operating profit of approximately 13.0%;
•Adjusted EBITDA of $70 million to $73 million;
•Capital expenditures of $25 million to $30 million.
Providing income (loss) from operations and net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its second quarter of 2026 results, and outlook for fiscal 2026 today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560, which will be answered by an operator or by clicking Call Me. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the call and can be accessed by dialing 412-317-6671; the conference ID is 13761113. The replay will be available through Wednesday, August 19, 2026.
The call will be webcast live and later archived from the Company’s Investor Relations website.
Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. Sign up for the royal treatment by joining Red Robin Royalty® today and enjoy Bottomless perks and delicious rewards across nearly 500 Red Robin locations in the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!

Forward-Looking Statements
Forward-looking statements in this press release and in today's conference call regarding the Company's future performance; our "First Choice" plan, momentum, and the anticipated impacts thereof; our expectations regarding our targeted marketing strategy and ability to drive sales and traffic; pricing and value offerings; anticipated capital deployment initiatives; our capital structure initiatives including refinancing; our pending refranchising transactions and initiatives; our ability to gain and sustain efficiency in our G&A, labor, and operations to deliver growth in profitability; changes to our restaurant portfolio; our restaurant refresh program and technology investments; and statements under the heading "Outlook for Fiscal 2026 and Guidance Policy," including with respect to comparable restaurant revenue growth, restaurant level operating profit, capital expenditures and Adjusted EBITDA; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the effectiveness of the Company's strategic initiatives, including our "First Choice" plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; the global and domestic economic and geopolitical environment; our ability to effectively compete in the industry and attract and retain guests; our ability to extend or refinance our maturing indebtedness; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; our ability to service our debt and comply with the covenants in our credit facility; a privacy or security breach or a failure of our information technology systems; the effectiveness and timing of the Company's marketing and branding strategies and impact on reputation, including the loyalty program and social media platforms; changes in consumer preferences; costs associated with our lease obligations, including those incurred through closures and sale-leaseback transactions, as well as potential contingent lease liability; changes in cost and availability of commodities and the uncertain impact of tariffs or other potential disruptions in the supply chain; interruptions in the delivery of food and other products from third parties; pricing increases and labor costs; changes in consumer behavior or preference; aging technology infrastructure; our ability to successfully complete tactical refranchising initiatives, including our pending refranchising transactions, and on favorable terms; maintaining and improving our existing restaurants; potential acquisitions, dispositions, or refranchising of our restaurants; our geographic concentration in the Western United States; the retention of our management team; our compensation strategy including availability of equity-based compensation for our management team; our ability to recruit, staff, train, and retain our workforce; operating conditions, including adverse weather conditions, natural disasters, pandemics, and other events affecting the regions where our restaurants are operated; actions taken by our franchisees that could harm our business or reputation; negative publicity regarding food safety or health concerns; protection of our intellectual property rights; changes in laws and regulations affecting the operation of our restaurants; volatility in our stock price; and an increase in litigation or legal claims by team members, franchisees, customers, vendors, stockholders, and others. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Hannah Atteberry, Red Robin Gourmet Burgers, Inc.
media@redrobin.com
(361) 249-4507
For investor relations questions contact:
investor@redrobin.com

Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in the second quarter of fiscal 2026:

	Increase (Decrease) Versus Prior Year
	Sixteen Weeks Ended	Twelve Weeks Ended	Twenty-Eight Weeks Ended
	April 19, 2026	July 12, 2026	July 12, 2026
Guest traffic	(1.6)%	(0.2)%	(1.0)%
Average guest check	1.0%	1.5%	1.2%
Total change in comparable restaurant revenue	(0.6)%	1.3%	0.2%

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 12, 2026	July 13, 2025	July 12, 2026	July 13, 2025
Revenues:
Restaurant revenue	$272,620	$279,305	$643,720	$665,115
Franchise revenue	3,638	3,186	8,570	7,675
Other revenue	1,383	1,212	3,611	3,265
Total revenues	$277,641	$283,703	$655,901	$676,055
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	$64,086	$65,159	$150,686	$153,186
Labor	96,972	99,709	229,365	242,767
Other operating	48,403	49,600	114,107	117,132
Occupancy	23,077	24,329	54,723	56,526
Depreciation and amortization	9,747	11,579	25,010	27,013
General and administrative	17,627	17,418	40,719	44,408
Selling	10,366	6,350	23,613	15,726
Other (gains) charges, net	1,119	(256)	5,949	420
Total costs and expenses	$271,397	$273,888	$644,172	$657,178

Income (loss) from operations	$6,244	$9,815	$11,729	$18,877
Other (income) expense:
Interest expense	$5,695	$5,849	$13,467	$13,915
Interest (income) and other, net	172	70	34	(181)
Total other expenses, net	$5,867	$5,919	$13,501	$13,734
Income (loss) before income taxes	$377	$3,896	$(1,772)	$5,143
Income tax (benefit) expense	$(9)	$(97)	$20	$(99)
Net income (loss)	$386	$3,993	$(1,792)	$5,242
Income (loss) per share:
Basic	$0.02	$0.22	$(0.10)	$0.30
Diluted	$0.02	$0.21	$(0.10)	$0.28
Weighted average shares outstanding:
Basic	18,727	17,799	18,380	17,655
Diluted	21,870	18,925	18,380	18,598

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	July 12, 2026	December 28, 2025
Assets:
Current assets:
Cash and cash equivalents	$22,849	$19,924
Accounts receivable, net	13,813	19,441
Inventories	17,012	25,729
Prepaid expenses and other current assets	12,285	14,234
Restricted cash	9,675	9,615
Current assets held for sale	53,791	—
Total current assets	$129,425	$88,943
Property and equipment, net	97,826	158,105
Operating lease assets, net	285,494	295,996
Intangible assets, net	7,952	9,155
Noncurrent assets held for sale	—	2,263
Other assets, net	8,015	9,065
Total assets	$528,712	$563,527
Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$27,897	$31,391
Accrued payroll and payroll-related liabilities	38,972	44,039
Unearned revenue	15,868	27,287
Current portion of operating lease liabilities	49,152	49,111
Accrued liabilities and other	49,188	46,801
Total current liabilities	$181,077	$198,629
Long-term debt	163,356	164,741
Long-term portion of operating lease liabilities	282,790	300,055
Other non-current liabilities	7,079	6,450
Total liabilities	$634,302	$669,875
Stockholders' equity (deficit):
Common stock; $0.001 par value: 45,000 shares authorized; 22,050 shares issued; 18,888 and 18,009 shares outstanding as of July 12, 2026 and December 28, 2025	$22	$22
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of July 12, 2026 and December 28, 2025	—	—
Treasury stock 3,162 and 4,041 shares, at cost, as of July 12, 2026 and December 28, 2025	(111,812)	(143,247)
Paid-in capital	184,297	213,180
Accumulated other comprehensive income (loss), net of tax	(62)	(60)
Retained earnings (accumulated deficit)	(178,035)	(176,243)
Total stockholders' equity (deficit)	$(105,590)	$(106,348)
Total liabilities and stockholders' equity (deficit)	$528,712	$563,527

Reconciliation of Non-GAAP Results to GAAP Results
In addition to the results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP") throughout this press release, the Company has provided certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Restaurant level operating profit, (ii) net income (loss) before interest expense, net, income taxes, and depreciation and amortization ("EBITDA"), (iii) adjusted EBITDA, and (iv) adjusted net income (loss) and adjusted net income (loss) per share - diluted.
We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein.
Restaurant Level Operating Profit
The Company believes restaurant level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant level operating efficiency and performance. The Company defines restaurant level operating profit to be income from operations less franchise revenue and other revenue, plus other (gains) charges, net, selling, general and administrative, and depreciation and amortization. The measure includes restaurant level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes costs associated with selling, general and administrative functions, as well as other (gains) charges, net because these costs are non-operating and therefore not related to the ongoing operations of its restaurants. Restaurant level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income (loss) from operations as an indicator of financial performance. Restaurant level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.
The following table reconciles income (loss) from operations to restaurant level operating profit in thousands, except as noted, and in percent of total revenue for the periods presented:

	Twelve Weeks Ended				Twenty-Eight Weeks Ended
	July 12, 2026		July 13, 2025		July 12, 2026		July 13, 2025
Income (loss) from operations	$6,244	2.2%	$9,815	3.5%	$11,729	1.8%	$18,877	2.8%

Less:
Franchise revenue and other revenue	$5,021	1.8%	$4,398	1.5%	$12,181	1.9%	$10,940	1.6%

Add:
Other (gains) charges, net	$1,119	0.4%	$(256)	(0.1)%	$5,949	0.9%	$420	0.1%
General and administrative	17,627	6.3	17,418	6.1	40,719	6.2	44,408	6.6
Selling	10,366	3.7	6,350	2.2	23,613	3.6	15,726	2.3
Depreciation and amortization	9,747	3.5	11,579	4.1	25,010	3.8	27,013	4.0
Restaurant level operating profit	$40,082	14.7%	$40,508	14.5%	$94,839	14.7%	$95,504	14.4%

Income (loss) from operations as a percentage of total revenues	2.2%		3.5%		1.8%		2.8%
Restaurant level operating profit margin (as a percentage of restaurant revenue)	14.7%		14.5%		14.7%		14.4%

EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before interest expense, net, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA, further adjusted to exclude the impact of non-operating items including changes in estimates, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains (losses) on restaurant sales, severance and executive transition costs, stock-based compensation expense and other non-cash or discrete items. EBITDA and adjusted EBITDA are supplemental measures of our performance that we believe give the reader additional insight into the ongoing operational results of the Company.
The following table reconciles net income (loss) to adjusted EBITDA in thousands for the period presented:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 12, 2026	July 13, 2025	July 12, 2026	July 13, 2025
Net income (loss) as reported	$386	$3,993	$(1,792)	$5,242
Interest expense, net(1)	5,644	5,721	13,348	13,685
Income tax (benefit) expense	(9)	(97)	20	(99)
Depreciation and amortization	9,747	11,579	25,010	27,013
EBITDA	$15,768	$21,196	$36,586	$45,841

Stock-based compensation expense(2)	$2,035	$1,489	$3,699	$4,078
Other (gains) charges, net:
Asset impairment and restaurant closure costs, net	$641	$(1,615)	$2,394	$(1,405)
Gain on sale of restaurant property	(900)	—	(900)	(1,137)
Severance and executive transition	1,112	459	1,182	1,339
Litigation contingencies	33	11	120	23
Asset disposal and other, net	233	889	3,153	1,600
Adjusted EBITDA	$18,922	$22,429	$46,234	$50,339
(1)    Interest expense, net was comprised of interest expense and interest income, the latter of which was included in interest (income) and other, net on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
(2)    Consisted of compensation expense associated with stock-based awards including phantom awards that may be settled in stock or cash at the Company’s option and stock appreciation rights, which are settled in cash.
The following table reconciles net income (loss) to adjusted EBITDA for each quarter of fiscal 2026 to date:

	Sixteen Weeks Ended	Twelve Weeks Ended	Twenty-Eight Weeks Ended
(Dollars in thousands)	April 19, 2026	July 12, 2026	July 12, 2026
Net income (loss) as reported	$(2,178)	$386	$(1,792)
Interest expense, net (1)	7,704	5,644	13,348
Income tax (benefit) expense	29	(9)	20
Depreciation and amortization	15,263	9,747	25,010
EBITDA	$20,818	$15,768	$36,586

Stock-based compensation expense (2)	$1,664	$2,035	$3,699
Other (gains) charges, net:
Asset impairment and restaurant closure costs, net	$1,753	$641	$2,394
Gain on sale of restaurant property	—	(900)	(900)
Severance and executive transition	70	1,112	1,182
Litigation contingencies	87	33	120
Asset disposal and other, net	2,920	233	3,153
Adjusted EBITDA	$27,312	$18,922	$46,234
(1)    Interest expense, net was comprised of interest expense and interest income, the latter of which was included in interest (income) and other, net on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
(2)    Consisted of compensation expense associated with stock-based awards including phantom awards that may be settled in stock or cash at the Company's option and stock appreciation rights, which are settled in cash.

Adjusted Net Income (loss) Per Diluted Share
We define adjusted net income (loss) per diluted share as net income (loss) excluding the impact of non-operating items including changes in estimates, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains (losses) on restaurant sales, severance and executive transition costs, stock-based compensation expense and other non-cash or discrete items; net of income tax impacts. Adjusted net income (loss) per share - diluted is a supplemental measure of our performance that we believe gives the reader additional insight into the ongoing operational results of the Company.
The following table reconciles net income (loss) to adjusted net income (loss) and adjusted net income (loss) per share - diluted for the period presented:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(Dollars and shares in thousands, except per share amounts)	July 12, 2026	July 13, 2025	July 12, 2026	July 13, 2025
Net income (loss) as reported	$386	$3,993	$(1,792)	$5,242
Stock-based compensation expense(1)	2,035	1,489	3,699	4,078
Other (gains) charges, net:
Asset impairment and restaurant closure costs, net	641	(1,615)	2,394	(1,405)
Gain on sale of restaurant property	(900)	—	(900)	(1,137)
Severance and executive transition	1,112	459	1,182	1,339
Litigation contingencies	33	11	120	23
Asset disposal and other, net	233	889	3,153	1,600
Income tax effect(2)	(820)	(321)	(2,508)	(1,169)
Adjusted net income (loss)	$2,720	$4,905	$5,348	$8,571

Adjusted net income (loss) per diluted share:
Net income (loss) as reported	$0.02	$0.21	$(0.10)	$0.28
Effect of dilutive securities excluded under GAAP(3)	—	—	0.02	—
Stock-based compensation expense(1)	0.09	0.08	0.17	0.22
Other (gains) charges, net:
Asset impairment and restaurant closure costs, net	0.03	(0.09)	0.11	(0.08)
Gain on sale of restaurant property	(0.04)	—	(0.04)	(0.06)
Severance and executive transition	0.05	0.02	0.05	0.07
Litigation contingencies	—	—	0.01	—
Asset disposal and other, net	0.01	0.06	0.15	0.09
Income tax effect(2)	(0.04)	(0.02)	(0.12)	(0.06)
Adjusted net income (loss) per share - diluted	$0.12	$0.26	$0.25	$0.46

Weighted average shares outstanding:
Basic	18,727	17,799	18,380	17,655
Adjusted diluted(3)	21,870	18,925	21,679	18,598
(1)    Consists of compensation expense associated with stock-based awards including phantom awards that may be settled in stock or cash at the Company’s option and stock appreciation rights, which are settled in cash.
(2)    Assumed a 26% income tax rate, representing a blended average of federal and state statutory rates.
(3)    Dilutive securities were included in the computation of adjusted net income (loss) per share - diluted for the twenty-eight weeks ended July 12, 2026, because the Company reported an adjusted net income for the period. This differs from the GAAP net income (loss) per share - diluted calculation seen on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) as the Company reported a net loss for the twenty-eight weeks ended July 12, 2026.